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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100053, 333-55080 and 333-69828), the
Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1 (File No. 333-31032) and Registration Statement on Form S-3 (File No. 333-66972) of Esperion Therapeutics, Inc. of our report dated January 21, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP

Detroit, Michigan
March 26, 2003